As filed with the Securities and Exchange Commission on June 23, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Applix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2781676
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

289 Turnpike Road
Westboro, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

2004 Equity Incentive Plan, as amended
(Full Title of the Plan)

Patrick J. Rondeau, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
(Name and Address of Agent For Service)

(617) 526-6000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee

Common Stock, $0.0025 par value per share (including the associated Preferred Stock Purchase Rights)	1,000,000 shares(2)	$4.98(3)	$4,980,000(3)	$586.15

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 1,000,000 shares of common stock, $0.0025 par value per share, of the Registrant (the “Common Stock”) issuable under the 2004 Equity Incentive Plan, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ SmallCap Market on June 20, 2005.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of Deloitte & Touche LLP
Ex-23.3 Consent of Ernst & Young LLP

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-117762, filed by the Registrant on July 29, 2004 relating to the Registrant’s 2004 Equity Incentive Plan, as amended, is hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on this 23rd day of June, 2005.

APPLIX, INC.

By:	/s/ David C. Mahoney

David C. Mahoney
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Applix, Inc., hereby severally constitute and appoint David C. Mahoney, Milton A. Alpern and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Applix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Mahoney	President, Chief Executive	June 23, 2005

David C. Mahoney	Officer, and Director (Principal Executive Officer)

/s/ Milton A. Alpern	Chief Financial Officer and	June 23, 2005

Milton A. Alpern	Treasurer (Principal Financial and Accounting Officer)

/s/ John D. Loewenberg	Chairman of the Board of	June 23, 2005

John D. Loewenberg	Directors

Signature	Title	Date

/s/ Alain J. Hanover	Director	June 23, 2005

Alain J. Hanover

/s/ Charles F. Kane	Director	June 23, 2005

Charles F. Kane

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Articles of Organization of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Form of Rights Agreement, dated as of September 18, 2000, between the Company and American Stock Transfer of Trust Company, which includes as Exhibit A the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock

4.4(4)	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 33-85688) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 10-K, filed March 31, 2005 (File No. 000-25040) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A, filed September 20, 2000 (File No. 000-25040) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K/A, filed March 4, 2004 (File No. 000-25040) and incorporated herein by reference.